POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby

constitutes and appoints each of Joseph R. Leonti, Stephen D. Klinge and Kelley B. Standard, or any of them signing singly,

and with full power of substitution, the undersigned's true

and lawful attorney-in-fact to:

(1) prepare, execute in the undersigned?s name and on the

undersigneds behalf, and submit to the U.S. Securities and

Exchange Commission (the SEC) a Form ID, including

amendments thereto, and any other documents necessary or

appropriate to obtain codes and passwords enabling the

undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934

or any rule or regulation of the SEC;

(2) execute for and on behalf of the undersigned, in the

undersigned?s capacity as an officer and/or director of Parker-

Hannifin Corporation (the Company), Forms 3, 4, and 5 in

accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete

and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such

attorney-in-fact, may be of benefit to, in the best interest of,

or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts

discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and

thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or

substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing

attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming,

any of the undersigned?s responsibilities to comply with

Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4,

and 5 with respect to the undersigned's holdings of and

transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of

Attorney to be executed as of this 3rd day of November, 2020.

  /s/ Angela R. Ives

  Angela R. Ives